Exhibit 10.9

TENGZHOU CITY DIGITAL TELEVISION WIRELESS NETWORK
COOPERATION AGREEMENT

Party A: Shandong Province Tengzhou City Bureau of Radio and Television (presently, the name was changed)

Party B: Shandong Zhidali Industrial Co., Ltd. (collectively, the parties)

Pursuant to the Notice Issued by the State Council General Office for the Purpose that Each Village Shall Have Access to Radio and Television in the New Epoch (State Council Office [2006] #79), the Policies Encouraging the Development of the Digital Television Industry Issued by the National Development and Reform Commission and Other Offices and Forwarded by the State Council General Office (State Council Office [2008] #1), and Decision to Promote the Merge of Telecommunication, Radio & Television Network and Internet, made on the State Council Executive Meeting Held By the Premier Jiabao Wen, the Tengzhou Municipal Government Office has determined to aggressively develop the construction of the access to radio and television network to cover all village to promote the residents’ increasing daily demands for entertainments and to promote the developments of the villages and towns.  Upon friendly consultations and negotiations, the parties agree to enter this Agreement with respect to the construction of the digital television wireless network on the following terms and conditions mutually agreed upon:

1.	General Introduction of the Cooperation

The parties shall fully cooperate with each other on the above project under this Agreement for the mutual benefits.  Party A shall provide the existing infrastructures of the TV broadcasting tower, computer room, satellite receiver facilities, TV programs resources as investments.  Party B shall provide wireless digital television head, signal launching system, end-user receiving system (including the research and development of related technologies, CA user coding system and the maintenance of daily operation) as investments.

2.	Scope of Cooperation

1)
The System shall adopt the digital microwave technology and the wireless network shall cover 21 towns and villages in Tengzhou City.  Totally 48 to 100 channels of TV program would be wirelessly transmitted through wireless digital television head, signal launching system, CA, SMS, end-user receiving system.

2)	The Cooperation Period: 20 years.

3)	Target: to develop at least 200,000 users of the digital TV.

3.	Contractual Obligations to Parties

1)	Party A’s obligations under this Agreement:

a)
To issue the legal and valid radio frequency licenses, permits to initial network access fees and television service using fees, and authorization of favorable tax treatment and policies to the projects under this Agreement.

b)
To provide necessary basic infrastructures and technical support, i.e. the TV program resources for Tengzhou TV, Shandong #8 Cable TV, Zaozhuang #1 TV, and also the necessary power resources.  Party A shall represent and warrant that the quality of the provided infrastructures and technical supports are in good and reliable condition in using.

c)
To promote the project under this Agreement and develop the customers through Party A’s media networks; to ban the illegal satellite receiver facilities in accordance to the laws and regulations, and investigate and punish the unauthorized satellite installation by individuals without permit; to make the immediate availability for the network access and ensure the smooth development of the project.

d)	To supervise the project operation and settle the fees in connection with the project.

2)	Party B’s obligations under this Agreement:

a)
To invest and purchase any and all necessary facilities for the digital program resource platform and digital signal launching system in connection with this project for 48 to 100 TV channels with the investment of around ￥5,000,000 (including CA user coding software, technology service fee, etc.)

b)	To install the digital television head and the signal launching system, and instruct the customers to install the facilities.

c)	To build up the signal digital platform and assure the stability of the CA and SMS system.

d)
To timely resolve any technical related problems found by Party A.  Party B shall be responsible to the losses resulted from the pause of signal caused by the failure of facilities and technical supports.

e)	To provide and upgrade the technical supports and provide related technologies and facilities.

f)	To perform the maintenance and repair of the system at a semi-annual basis.

g)	To operate the project and settle the fees in connection with the project.

4.	Rights and Obligations

1)
Party B shall deliver the required facilities to Party A within 25 business days upon the entrance of this Agreement and complete the installation of the facilities within 10 business days upon the delivery.  The facilities shall be start operating in good condition within one month from the completion of installation.

2)	Party A promises to Party B that the cooperation between the parties under this Agreement shall be exclusive cooperation.

3)
The parties shall be responsible respectively for their own costs and expenses incurred by performing the parties’ contractual obligations and neither party shall unilaterally terminate this Agreement within the above cooperation period.

5.	Income and Allocation

1)	The cooperation period is 20 years (not include the free development period), from 03/01/2010 to 03/01/2011.

2)
Network access fee (not include tax) shall be used to purchase the receiver equipment.  Receiver equipment fee (include the TV too-box, down converter, antenna, not include antenna supporter, wire and connections) shall not e included in the income to be distributed between the parties.  For the purpose to meet the customers’ demands, the parties can adjust the fee charges with periodical sales based on the market.

3)
Allocation of the profit: in order to encourage the development of the radio and television service in all villages, the first year shall be free of service charges.  From the second year, the fee charged shall be divided between the parties as following: from Year 1 to Year 5, it shall be 30% and 70% between Party A and Party B; from Year 6 to Year 15, it shall e 40% and 60% between Party A and Party B; from Year 15 to Year 20, it shall e 50% and 50% between the parties. Upon the expiration of this Agreement, the parties can negotiate the new allocations based on laws and government local policies.

4)	The parties shall settlement the fee payments and allocations by each 30th day of December and each settlement shall not last over 7 business days.

5)	Party A shall supervise the project operation and Party B shall perform the operation based on actual market demands following the laws and regulation in the industry of radio and television.

6.	Breach of Contract

1)	The breaching party under this Agreement shall compensate the other party not less than ￥5,000,000 for the losses incurred therein.

2)	The termination of this Agreement shall not constitute a waiver of the civil liabilities that shall be assumed by the breaching party.

3)
This Agreement is entered between the above two corporate entities and any changes in the corporate representatives shall not affect the execution of any clause of this Agreement; otherwise, it shall be deemed a breach of contract.

4)
The parties shall follow this Agreement and for any disputes between the parties under this Agreement shall be resolved through amicable negotiations in good faith.  In the event that the disputes can not be resolved through negotiation, the parties agree to refer the disputes to the People’s Court within the jurisdiction of the plaintiff’s address.

7.	Termination

In the event that one party requests the early termination of the Agreement before the expiration of the cooperation period, the party shall compensate the other party a lump sum payment not less than ￥5,000,000 and upon the other party’s consent, this Agreement may be early terminated.

1)
In the event the parties area unable to execute this Agreement due to a force majeure or change of policy from the supervising government office(s), each party shall be hold not liable to the other party but shall compensate the other party actual losses based on the above income allocations.

9.	Copies

The Rules for implementation of this Agreement and any addendum attached hereto shall be deemed same legal effects as this Agreement.  This Agreement shall be executed in four copies with two copies for each party.

Party A: [Corporate Seal]	Party B: [Corporate Seal]
[Individual’s Signature]	[Individual’s Signature]
Date: 01/15/2009 (* Note: shall be typo-2010)	Date: 01/15/2010

THE ADDENDUM TO
TENGZHOU CITY DIGITAL TELEVISION WIRELESS NETWORK
COOPERATION AGREEMENT

Party A: Shandong Province Tengzhou City Bureau of Radio and Television

Party B: Shandong Zhidali Industrial Co., Ltd. (collectively, the parties)

For the purpose to follow the TENGZHOU CITY DIGITAL TELEVISION WIRELESS NETWORK COOPERATION AGREEMENT (the “Agreement”) and develop the digital TV network project in the suburb areas of Tengzhou City, upon the negotiation, the parties enter this Addendum at the following terms:

1.
The parties shall jointly invest and incorporate the Tengzhou City Zhidali Radio and Television Network Co., Ltd. (the New Company)  Party A shall invest with the property at 2109 Xueyuan Road (totaling 146 square meters) and its administrative rights for 30% of the shares of the New Company.  Party B shall invest with cash and technology for 70% of the total shares of the New Company.  The cooperation period is for 20 years.

2.
The New Company shall be an independent corporate entity with full power of business operation assuming any profits or losses.  Mr. Zhiqiang Yang shall be appointed the corporate representative of the New Company and _(illegible)_shall be appointed the general manager.  The office address is in 2109 Xueyuan Road.  Upon the parties’ consents, the office address may be expanded for new buildings upon requests.  The ownership of the building shall belong to the New Company.

3.
In consideration of the substantial costs incurred to Party B based on the actual market demands, the parties agree hereby to cancel the 8th clause in the Agreement and change the clause to:  Any changes in the corporate representative of Party A shall not affect the execution of any clause of this Agreement; otherwise, it shall be deemed a breach of contract. In the event that Party A terminates the Agreement or acquire the business operation right, Party A shall obtain Party B’s prior consent and reimburse Party B any and all costs and losses incurred in the facilities investment by Party B.  Upon the full payment of such costs and losses from Party A to Party B, Party A may acquire the business operation right and terminate the cooperation with Party B.

This Agreement shall be executed in four copies with two copies for each party.

Party A: [Corporate Seal]	Party B: [Corporate Seal]
[Individual’s Signature]	[Individual’s Signature]
Date: 02/11/2009 (* Note: shall be typo-2010)	Date: 02/11/2010

Shandong Province Radio Management Office File

Lu Radio Office Frequency [2010] #3

The Reply to the Application for Multiple Microwave Distribution System (MMDS) Project by
Tengzhou City Radio and Television Bureau

Zaozhuang Office,

This Office is in receipt of the Lu Radio Office Zao [2010] #2 File.  Pursuant to the Notice to Enhance the Management on 2500-2690 MHz Frequencies (Information Ministry Radio [2005] #227) issued by the Ministry of Information Industry, upon the research and discussion, it is hereby replying the application for MMDS as follows:

1.
This Office consents to establish one MMDS signal launching equipment within the Tengzhou City Radio and Television Bureau Building (geographic location: E117o,09’47.4”N35 o06’8.5”) and 19 receiver stations in various radio stations in villages and towns within Tengzhou City for 46 digital TV channels.  Applicable frequencies: between 2535 MHz to 2599 MHz and this frequency shall be used only to cover the rural areas.

2.	Signal launching power is 20W with each channel having 34dB(illegible) of power. The height of the antenna is 123 meter and the covered radius is 28.5 kilo meters.

3.	If the above stations cause any negative disturbances to the existing legal radio stations, such disturbances shall be eliminated promptly by applicable technologies and measurements.

4.
The usable life for the above assigned frequency is 3 years.  Upon the expiration of the usable life period, if the assigned frequency shall be continuously in use, renewal application shall be made one month prior to the expiration.  In the event there is a policy amendment to the frequency use, this frequency shall be immediately discontinued without condition.

Based on this Reply, please process the required works for the establishment of the above stations and keep responsible for the daily operation management for these stations.

Attached: Geographic Location for Receivers.
[Office Seal]
01/27/2010
Key Words:
Radio Frequency Reply
Shandong Province Radio Management Office        01/28/2010 Printed
Attachment:

Geographic Location for MMDS Receivers.

#	Location	Longitude (East)	Latitude (North)	Straight Line Distance from the Station (Kilo Meter)
1	Baogou	117o7’36”	34 o59’1.9”	14.60
2	Jisuo	117o0’36.8”	35 o1’140.3”	16.30
3	Xigang	11o1’49.1”	34 o58’35.5”	18.10
4	Zhangwang	117o9’53.6”	34 o54’7.5”	22.60
5	Mushi	117o17’12.9”	34 o58’46.3”	18.10
6	Yangzhuang	117o18’44.8”	34 o57’19.7”	25.10
7	Dawu	116o59’22.2”	34 o07’23.4”	16.90
8	Binhu	116o54’44.6”	34 o8’4.2”	23.50
9	Longyang	117o09’59.9”	35 o9’27”	5.90
10	Jiehe	117o3’30.4”	35 o12’28.9”	13.30
11	Dongguo	117o15’19.50”	35 o11’11.8”	12.20
12	Guanqiao	117o14’42”	34 o55’37.2”	20.70
13	Caihudian	117o14’11.6”	34 o53’27.2”	25.40
14	Tengguo Old City	117o5’42.1”	35 o2’40.6”	10.70
15	Honghe Wet Land	116o50’40.9”	35 o6’52.2”	28.30
16	Huzhu Water Bank	117o19’13.1”	35 o12’17.9”	14.80
17	Lvpo	117o7’10.4”	34 o59’58.6”	11.20
18	Mahe Water Bank	11o14’8.6”	35o12’52.2”	13.80
19

Shandong Province Radio Management Office Zaozhuang Office File

Lu Radio Office Zao [2010] #4

The Reply to the Application for Multiple Microwave Distribution System (MMDS) Project

Tengzhou City Radio and Television Bureau,

This Office is in receipt of the your application for MMDS.  Pursuant to the Reply to the Application for Multiple Microwave Distribution System (MMDS) Project by Tengzhou City Radio and Television Bureau (Lu Radio Office Frequency [2010] #3) issued by the Shandong Province Radio Management Office, upon the research and discussion, it is hereby replying your application for MMDS as follows:

1.
This Office consents to approve your application for MMDS to improve the signal transmits in rural areas, by establishing one MMDS signal launching equipment within the Tengzhou City Radio and Television Bureau Building (geographic location: E117o,09’47.4”N35 o06’8.5”) and 19 receiver stations in various radio stations in villages and towns within Tengzhou City (See the attached geographic locations for the stations).

2.
Applicable frequencies: between 2535 MHz to 2599 MHz and this frequency shall be used only to cover the rural areas with each signal channel bandwidth of 8MHz.  Signal launching power is 20W.  The height of the antenna is 123 meter and the covered radius is 28.5 kilo meters.

3.
All equipment shall be issued with the approvals for the radio signal launching equipment models. If the above stations cause any negative disturbances to the existing legal radio stations, such disturbances shall be eliminated promptly by applicable technologies and measurements.

4.
The usable life for the above assigned frequency is 3 years.  Upon the expiration of the usable life period, if the assigned frequency shall be continuously in use, renewal application shall be made one month prior to the expiration.  The use of frequency shall comply with the national regulations and policies.

Upon receipt of this Reply, your office shall promptly fill in the related applications for stations and technology information sheet.  After three months of the test operation of the equipments, your office shall produce a test and inspection report, complete the station licenses and shall follow the inspection and management y the radio management offices.

Attached: Geographic Location for Receivers.
[Office Seal]
02/08/2010
Key Words:
Construction Microwave Station Reply
Zaozhuang Office                                            02/08/2010 Printed
Attachment:

Geographic Location for MMDS Receivers.

#	Location	Longitude (East)	Latitude (North)	Straight Line Distance from the Station (Kilo Meter)
1	Baogou	117o7’36”	34 o59’1.9”	14.60
2	Jisuo	117o0’36.8”	35 o1’140.3”	16.30
3	Xigang	11o1’49.1”	34 o58’35.5”	18.10
4	Zhangwang	117o9’53.6”	34 o54’7.5”	22.60
5	Mushi	117o17’12.9”	34 o58’46.3”	18.10
6	Yangzhuang	117o18’44.8”	34 o57’19.7”	25.10
7	Dawu	116o59’22.2”	34 o07’23.4”	16.90
8	Binhu	116o54’44.6”	34 o8’4.2”	23.50
9	Longyang	117o09’59.9”	35 o9’27”	5.90
10	Jiehe	117o3’30.4”	35 o12’28.9”	13.30
11	Dongguo	117o15’19.50”	35 o11’11.8”	12.20
12	Guanqiao	117o14’42”	34 o55’37.2”	20.70
13	Caihudian	117o14’11.6”	34 o53’27.2”	25.40
14	Tengguo Old City	117o5’42.1”	35 o2’40.6”	10.70
15	Honghe Wet Land	116o50’40.9”	35 o6’52.2”	28.30
16	Huzhu Water Bank	117o19’13.1”	35 o12’17.9”	14.80
17	Lvpo	117o7’10.4”	34 o59’58.6”	11.20
18	Mahe Water Bank	11o14’8.6”	35o12’52.2”	13.80
19

(Handwriting Reply: Consented hereby.  The Publicity Office shall fully support Mr. Yang’s radio network project in Tengzhou City.  –By the Mayor Mr. Gang Wang)

The Feasibility Report
Regarding the Order from Clerk Wang to Develop the Wireless Digital TV Project

Mayor Wang:

Upon the receipt from Municipal Government Clerk Wang’s Order, dated October 16, regarding supporting the wireless digital network project of Mr. Zhiqiang Yang, the President of Shandong Zhilida Industrial Co., Ltd. (the Company), the city municipal Committee and the head of the Publicity Office Mr. Lei Shao and the deputy head Mr. Shuju Liu, have conducted several feasibility research meetings in the Company and conducted the on site review of the project in Liangshan County, Jining City.  Now, we have issued our research report as follows:

1.	The General Instruction of the Digital TV Project and Related Laws and Policies
The digitalized radio and television is an important part to the national economy and social information.  The development of the digital TV industry will significantly improve the people’s cultures and entertainment, and will be a shooting star in the development of the national economy. Digital TV is also the trend and direction for the current worldwide radio and television industry.  It is a good opportunity for China to join this renovation in this industry.

Pursuant to the Policies Encouraging the Development of the Digital Television Industry Issued by the National Development and Reform Commission and Other Offices and Forwarded by the State Council General Office (State Council Office [2008] #1): “In 2008, the Olympic Game was shown through the high digital TV networks to the world; in 2010, almost all cities in Eastern and Middle China, and most cities in Western China have almost completed the digital TV programs for cables; in 2015, China will terminate all analog TV programs. ”  In accordance with the Notice Issued by the State Council General Office for the Purpose that Each Village Shall Have Access to Radio and Television in the New Epoch (State Council Office [2006] #79), the digital TV project shall follow the guidelines of “advanced technology, secured safety, cost effectiveness and long term quality control”, and shall apply the project in accordance with the actual market situation varies from village to village.

The development of the wireless digital TV project is in compliance with the national industry development policies and the industry trend, as well as the central government and State Council’s regulations. The costal cities in China have been developing the digital TV for years and most cities in Shandong Province have also initiated this project.  With respect to the wireless digital TV project, the Qinghe County and Jiyang County in Jinan City, Liangshan County in Jining City in our Province have started the same for one or two years.

2.	The Characters of the Wireless Digital TV

There are two ways to develop the digital TV: cable and wireless. Comparing to cable, the wireless has the following advantages:

1)	Use the wireless, instead of cable transits, to transmit multiple TV programs (36—70 channels);

2)	Has better quality in viewing, equivalent to the quality of DVD because the current cable TV is using analog signals but the wireless digital TV is using digital signals;

3)	The service charge is lower than cable. Normally the wireless digital TV charges ￥5-￥8 per month, but once the cable converts to digital TV, it would charge over ￥20 per month on per customer;

4)
Easy to collect fees from customers.  The current cable charges mainly depend on the massive management teams, but the wireless digital TV will charge in the way same to cellphone service charge model-once the payment is over due, the TV program service will be automatically cut off.

3.	The Analysis on the Social and Economic Benefits by Developing the Wireless Digital TV Project

1)	It will rapidly increase the total subscription of customers.

This city has completed the project that ensuring each village has the access to TV programs in 1998.  However, due to the high costs of the preliminary investments and high charges in the operational fees, to date, there are only 200,000 subscribed customers.  At the beginning of this year, according to the municipal government working report, the target of “getting the subscription over total 70% of the population” may not be able to complete, despite the efforts we have made.  If we now convert the analog TV to digital TV, it would require reforming the network and increasing the service charges, which would post even more barriers to develop new customers.  Now, if we start the wireless digital TV project, due to the advantages of less investment and shorter revolving period, we may be able to quickly get new subscribers. For example, the cable service in Liangshan County only achieved 16,000 users by 12 years, but since its development of the wireless digital TV project in June, 2007, the County has attracted over 3400 new users.

2)	It will significantly reduce the TV service costs of the rural area residents.

Now, the China Cable Network Co., Ltd. Tengzhou Branch Office is charging the initial installation fee of ￥252 and annual TV service charge of ￥156 at per subscriber.  If converting to cable digital TV, there would be ￥276 for the annual charge.  However, by using the wireless digital TV provided by Zhidali, the initial installation fee would be only ￥210 (with TV top-box for free) and the monthly service charge of ￥8 (annually ￥96).  Therefore, the total saved initial installation fee is ￥42 and the service charge is ￥180.  Based on the total amount of 420,000 subscribers, it would save total ￥75,600,000 fees.

3)	It will greatly contribute profits to the treasury income for the municipal government.

Shandong Zhidali is the company this City recruited from the investment promotion project.  It was incorporated in this City with the registered capital of ￥20,000,000 in early 2008 and total investment is of ￥300,000,000.  It has entered 90

[missing at least one page for this document.]

4.

(Handwriting Reply: Mr. Shuju Liu, the deputy head of this Office shall review this file and take in charge of the project with Mr. Ding, the head of Radio and Television Bureau for detailed information of the project and to initiate the project.  –By the head of the Publicity Office Mr. Lei Shao)

Notice of the Municipal Government Officer’s Reply

[2008] #954

Minister Lei Guo,

Attached hereto please find the reply from Mayor Gang Wang.  Please review the Reply and initiate the project in details.  Please also submit the written report and related documents to the city municipal government office supervising department (Government Administration Center, Room A0620, Tel.: 5514432, E-mail: tzdc5514432@163.com).

Tengzhou City People’s Government Office
[Office Seal]
11/14/2008